UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2009

RACKABLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46600 Landing Parkway

Fremont, CA 94538

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2009, Rackable Systems, Inc. (“Rackable”), a Delaware corporation, announced that it had signed an Amendment (the “Amendment”) to that certain Asset Purchase Agreement (the “Agreement”), dated as of March 31, 2009, providing for the acquisition by Rackable of substantially all the assets of Silicon Graphics, Inc., a Delaware corporation (“SGI”), including SGI’s non-U.S. subsidiaries and operations, other than certain assets unrelated to the ongoing business. The Amendment, dated April 30, 2009, was made and entered into by and among Rackable, SGI and certain SGI subsidiaries. The Agreement has been approved by the respective boards of directors of Rackable and SGI.

Under the terms of the Agreement, as amended by the Amendment, Rackable or a subsidiary of Rackable, will acquire the assets for a purchase price of approximately $42.5 million in cash. In addition, Rackable will assume certain liabilities associated with the acquired assets. The Amendment eliminated the previously contemplated escrow for reimbursement of Rackable for payments and expenses made or incurred in connection with certain tax matters. The transaction is anticipated to be completed by approximately May 8, 2009, subject to certain closing conditions set forth in the Agreement as amended by the Amendment.

The Amendment is filed as Exhibit 2.1 hereto, and the above description of the material terms of the Amendment is qualified in its entirety by the Amendment as so filed.

Item 2.02.	Results of Operations and Financial Condition.

On May 5, 2009, Rackable Systems, Inc. issued a press release announcing 2009 first quarter financial results. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information in the report, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Rackable Systems, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

In addition, Rackable also announced on April 30, 2009 that in connection with the voluntary Chapter 11 bankruptcy petition and motions previously filed by SGI and certain of its affiliates, following the signing of the Amendment, the U.S. Bankruptcy Court in New York, approved the transaction contemplated by the Agreement as amended by the Amendment and allowed Rackable to complete this transaction under Section 363 of the U.S. Bankruptcy Code.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Amendment to Asset Purchase Agreement, dated as of March 31, 2009, by and among Silicon Graphics, Inc., the subsidiaries of Silicon Graphics, Inc. listed on Schedule I thereto, and Rackable Systems, Inc, dated as of April 30, 2009*

99.1	Press Release, dated May 5, 2009, Announcing Rackable Systems, Inc. 2009 First Quarter Financial Results

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Rackable undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.

Dated: May 5, 2009	By:	/s/ Maurice Leibenstern
Maurice Leibenstern
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Amendment to Asset Purchase Agreement, dated as of March 31, 2009, by and among Silicon Graphics, Inc., the subsidiaries of Silicon Graphics, Inc. listed on Schedule I thereto, and Rackable Systems, Inc, dated as of April 30, 2009*

99.1	Press Release, dated May 5, 2009, Announcing Rackable Systems, Inc. 2009 First Quarter Financial Results

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Rackable undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.